     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1997

                                                     REGISTRATION NO. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________

                             HARBINGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          GEORGIA                            58-1817306
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)          Identification Number)


                           1055 LENOX PARK BOULEVARD
                               ATLANTA, GA  30319
                                 (404) 467-3000
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)
                           __________________________

                             HARBINGER CORPORATION
                             1996 STOCK OPTION PLAN
                              (Full title of Plan)



    LOREN B. WIMPFHEIMER, ESQ.                          COPY TO:
      HARBINGER CORPORATION                   LARRY W. SHACKELFORD, ESQ.
    1055 LENOX PARK BOULEVARD              MORRIS, MANNING & MARTIN, L.L.P.
       ATLANTA, GA  30319                   1600 ATLANTA FINANCIAL CENTER
         (404) 467-3000                        3343 PEACHTREE ROAD, N.E.
 (Name, address, including zip code,             ATLANTA, GEORGIA 30326
and telephone number, including area                  (404) 233-7000
   code, of agent for service)

                           __________________________

                        CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum      Proposed Maximum       Amount of
                                         Amount to be     Offering Price Per    Aggregate Offering    Registration Fee
Title of Securities to be Registered      Registered           Share (1)             Price (1)              (1)
COMMON STOCK, $.0001 PAR VALUE PER
SHARE                                   1,500,000 SHARES         $28.50             $42,750,000           $12,955

          (1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on June 24, 1997.


       Exhibit Index appears on Page 6 of 19 sequentially numbered pages.

                                    PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the Registration Statement on Form S-8 (File No. 333-03247) filed by Registrant on May 7, 1996 and the Registration Statement on Form S-8 (File No. 33-96774) filed by Registrant on September 8, 1995, are hereby incorporated by reference into this Registration Statement.

     In addition, the following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 31, 1997.

     2. The Company's Proxy Statement dated April 2, 1997 and filed on April 2, 1997.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May 13, 1997.

     4. The description of the Common Stock of the Company which is contained in the Company's Form 8-A/A Amendment No. 1 dated August 21, 1995, as incorporated by reference therein from the Company's Pre-Effective Amendment No. 4 to its Registration Statement on Form S-1 dated August 18, 1995.

     5. The statement of operations of EDI (formerly a business unit of Texas Instruments, Incorporated) for the year ended December 31, 1994, included in the Company's Registration Statement (File No. 33-93804) on Form S-1.

     6. The Company's Current Report on Form 8-K dated April 4, 1996, and filed on April 18, 1996, as amended by it's Current Report on Form 8-K/A Amendment No. 1 dated April 4, 1996, and filed June 17, 1996.

     7. The Company's Current Report on Form 8-K dated April 19, 1996, and filed on May 2, 1996, as amended by it's Current Report on Form 8-K/A Amendment No. 1 dated April 19, 1996, and filed July 1, 1996.

     8. The Company's Current Report on Form 8-K dated April 20, 1996, and filed on May 3, 1996, as amended by it's Current Report on Form 8-K/A Amendment No. 1 dated April 20, 1996, and filed July 2, 1996.

     9. The Company's Current Report on Form 8-K dated January 1, 1997, and filed on January 15, 1997, as amended by its Current Report on Form 8-K/A Amendment No. 1 dated January 1, 1997, and filed March 14, 1997.

     10. The Company's Current Report on Form 8-K dated January 3, 1997, and filed on January 16, 1997, as amended by its Current Report on Form 8-K/A Amendment No. 1 dated January 3, 1997, and filed March 18, 1997.

     11. The Company's Current Report on Form 8-K dated April 28, 1997, and filed on April 28, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

ITEM 8. EXHIBITS.



Exhibit No.                               Description
    4.1      Amended and Restated Articles of Incorporation of Harbinger
             Corporation (Incorporated by reference to Exhibits 3.1 to the
             Company's Registration Statement on Form S-1 (File No. 33-93804)
             effective August 22, 1995)

    4.2 Amended and Restated Bylaws of Harbinger Corporation (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form
             10-K for the year ended December 31, 1996)

     5 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

   23.1      Consents of KPMG Peat Marwick LLP.

   23.2      Consent of Arthur Andersen LLP.

   23.3      Consent of Ciulla, Smith & Dale, LLP.

   23.4      Consent of Moret Ernst & Young Accountants.

   23.5      Consent of KPMG Deutsche Treuhand-Gesellschaft AG.

   23.6      Consent of KPMG Accountants N.V.

   23.7      Consent of Ernst & Young LLP.

   23.8      Consent of Morris Manning & Martin, L.L.P. (included in Exhibit 5).

    24       Power of Attorney (included at Page 4 of this Registration
             Statement)

   99.1      First Amendment to Harbinger Corporation 1996 Stock
             Option Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 27th day of June, 1997.

                                        HARBINGER CORPORATION



                                        By:  /s/ David T. Leach
                                           ________________________________
                                             David T. Leach
                                             Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints C. Tycho Howle, David T. Leach and/or Joel G. Katz, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.





/s/ C. Tycho Howle     Chairman of the Board of Directors          June 27, 1997
---------------------
C. Tycho Howle


/s/ David T. Leach     Chief Executive Officer and Director,       June 27, 1997
---------------------   Principal Executive Officer
David T. Leach


/s/ James C. Davis     Chief Operating Officer,                    June 27, 1997
---------------------  President and Director
James C. Davis


/s/ Joel G. Katz       Chief Financial Officer                     June 27, 1997
---------------------  (Principal Financial Officer and Principal
Joel G. Katz           Accounting Officer)


/s/ William D. Savoy   Director                                    June 27, 1997
---------------------
William D. Savoy


/s/ William B. King    Director                                    June 27, 1997
---------------------
William B. King


/s/ Stuart L. Bell     Director                                    June 27, 1997
---------------------
Stuart L. Bell


/s/ Klaus Neugebauer   Director                                    June 27, 1997
---------------------
Klaus Neugebauer


/s/ Ad Nederlof        Director                                    June 27, 1997
---------------------
Ad Nederlof


/s/ Benn R. Konsynski  Director                                    June 27, 1997
---------------------
Benn R. Konsynski

                                 EXHIBIT INDEX


     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit No.  Description                                  Sequential Page number
    4.1      Amended and Restated Articles of
             Incorporation of Harbinger Corporation
             (Incorporated by reference to Exhibits
             3.1, 3.2 and 3.3 to the Company's
             Report on Form 10-K for the year ended
             December 31, 1995)
    4.2      Amended and Restated Bylaws of Harbinger
             Corporation (Incorporated by reference
             to Exhibit 3.4 to the Company's Report
             on Form 10-K for the year ended
             December 31, 1995)
    5        Opinion of Morris, Manning & Martin,                        7
             L.L.P. as to the legality of the
             securities being registered
   23.1      Consents of KPMG Peat Marwick LLP.                          8
   23.2      Consent of Arthur Andersen LLP.                            12
   23.3      Consent of Ciulla, Smith & Dale, LLP.                      13
   23.4      Consent of Moret Ernst & Young Accountants.                14
   23.5      Consent of KPMG Deutsche                                   15
             Treuhand-Gesellschaft AG.
   23.6      Consent of KPMG Accountants N.V.                           16
   23.7      Consent of Ernst & Young LLP.                              17
   23.8      Consent of Morris Manning & Martin, L.L.P.
             (included in Exhibit 5).
   24        Power of Attorney (included at Page 5 of
             this Registration Statement)
   99.1      First Amendment to Harbinger Corporation                   18
             1996 Stock Option Plan